UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On November 3, 2008, The Western Union Company (the “Company”) issued a press release announcing that Ian K. Marsh, Executive Vice President and Managing Director, Asia Pacific, plans to retire from the Company on December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

On October 30, 2008, Western Union Financial Services Hong Kong Limited (“Western Union Hong Kong”), a subsidiary of the Company, and Mr. Marsh entered into a Retirement Transition and Advisory Agreement (the “Retirement Agreement”), which, as described in this Item 5.02 below, amends and supersedes certain provisions of that Employment Agreement, dated as of January 30, 2004, between Western Union Hong Kong and Mr. Marsh, as amended (the “Employment Agreement”), and allows Western Union Hong Kong to retain Mr. Marsh as an employee in an advisory capacity until December 31, 2009. A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference into this Item 5.02.

Pursuant to the Retirement Agreement, Mr. Marsh will resign as Executive Vice President and Managing Director, Asia Pacific, effective December 31, 2008, but will remain as an employee of Western Union Hong Kong in an advisory capacity through December 31, 2009, or any earlier date on which he ceases to be employed by Western Union Hong Kong in accordance with the terms of the Retirement Agreement (the “Departure Date”). Under the terms of the Retirement Agreement, Mr. Marsh is entitled to continue to receive his current annual salary of US$460,000.00 and annual housing allowance through the Departure Date, but Mr. Marsh will not be eligible to receive an annual incentive bonus for the 2009 fiscal year. Also through the Departure Date, Mr. Marsh is entitled to continue to participate in the health and welfare benefits provided under the Employment Agreement, and on December 31, 2009, Mr. Marsh will vest 100% in the Western Union Hong Kong retirement plan if he remains employed by Western Union Hong Kong until that time. Except for certain leave benefits, and as described in this Item 5.02, after December 31, 2008, Mr. Marsh will no longer be entitled to receive any other benefits described in or due under the Employment Agreement. In addition, Mr. Marsh will not be eligible to participate in the Company’s executive severance and change-in-control policy.

Stock options granted to Mr. Marsh under the 2002 First Data Corporation Long-Term Incentive Plan (the “2002 LTIP”) and The Western Union Company 2006 Long-Term Incentive Plan (the “2006 LTIP”), and restricted stock units granted to Mr. Marsh under the 2006 LTIP, will continue to vest through the Departure Date, subject to the terms of the 2002 LTIP, the 2006 LTIP and applicable award agreements. Mr. Marsh is entitled to exercise stock options that vest prior to the Departure Date in accordance with the terms of the 2002 LTIP, the 2006 LTIP and applicable award agreements.

Also pursuant to the Retirement Agreement, Mr. Marsh is precluded from working in any trade, business or occupation for any company other than the Company, Western Union Hong Kong, or their affiliates until the Departure Date, provided that Mr. Marsh is permitted to serve on the boards of directors of, or as a consultant or advisor to, other companies with the prior consent of the Company. Mr. Marsh remains subject to the nonsoliciation, noncompetition and confidentiality provisions in the Employment Agreement.

In connection with the changes in Mr. Marsh’s responsibilities and his retirement, Hikmet Ersek, Executive Vice President, Europe/Middle East/Africa/South Asia, will assume responsibility for the Company’s Asia Pacific region effective December 31, 2008, in addition to Mr. Ersek’s current responsibilities.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit

10.1	Retirement and Advisory Agreement dated October 30, 2008 by and between Western Union Financial Services Hong Kong Limited and Ian K. Marsh

99.1	Press release dated November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: November 3, 2008.	By:	/s/ Sarah J. Kilgore
		Name:	Sarah J. Kilgore
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement and Advisory Agreement dated October 30, 2008 by and between Western Union Financial Services Hong Kong Limited and Ian K. Marsh

99.1	Press release dated November 3, 2008